Exhibit 99.1

News Release

BOARDWALK ANNOUNCES FIRST QUARTER 2013 RESULTS
AND ANNOUNCES QUARTERLY DISTRIBUTION OF $0.5325 PER UNIT

HOUSTON, April 29, 2013 -- Boardwalk Pipeline Partners, LP, (NYSE:BWP) announced today that it has declared a quarterly cash distribution per common unit of $0.5325 ($2.13 annualized) payable on May 16, 2013, to unitholders of record as of May 9, 2013.
The Partnership also announced its results for the first quarter ended March 31, 2013, which included the following items:

•	Operating revenues of $328.5 million, a 5% increase from $312.9 million in the comparable 2012 period;

•	Net income of $101.4 million, a 10% increase from $92.6 million in the comparable 2012 period;

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) of $208.7 million, a 6% increase from $197.4 million in the comparable 2012 period; and

•	Distributable cash flow of $154.9 million, a 24% increase from $125.3 million in the comparable 2012 period.
Compared with the first quarter 2012, operating revenues increased $15.6 million, operating expenses increased $7.5 million and EBITDA increased $11.3 million in the first quarter 2013, each primarily driven by the acquisition of Boardwalk Louisiana Midstream, LLC, which was completed in October 2012.
Capital Program
Growth capital expenditures were $63.1 million and maintenance capital expenditures were $7.5 million for the quarter ended March 31, 2013.

Conference Call
The Partnership has scheduled a conference call for April 29, 2013, at 9:00 a.m. Eastern time to review the first quarter results. The earnings call may be accessed via the Boardwalk website at www.bwpmlp.com. Please access the website at least 10 minutes before the event begins to register and download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 546-5018 for callers in the U.S. or (857) 244-7550 for callers outside the U.S. The PIN number to access the call is 49371970.

Replay
An online replay will be available on the Boardwalk website immediately following the call.

Non-GAAP Financial Measures - EBITDA and Distributable Cash Flow
The Partnership uses non-GAAP measures to evaluate its business and performance, including EBITDA and Distributable Cash Flow. EBITDA is used as a supplemental financial measure by management and by external users of the Partnership's financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess the Partnership's operating and financial performance, ability to generate cash and return on invested capital as compared to those of other companies in the natural gas transportation, gathering and storage business. Distributable Cash Flow is used as a supplemental financial measure by management and by external users of the Partnership's financial statements to assess the Partnership's ability to make cash distributions to its unitholders and general partner.

EBITDA and Distributable Cash Flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). EBITDA and Distributable Cash Flow are not necessarily comparable to similarly titled measures of another company.

The following table presents a reconciliation of the Partnership's EBITDA and Distributable Cash Flow to its net income, the most directly comparable GAAP financial measure, for each of the periods presented (in millions):

	For the Three Months Ended March 31,
	2013	2012
Net Income	$101.4	$92.6
Income taxes	0.2	0.2
Depreciation and amortization	66.8	63.7
Interest expense	40.5	41.0
Interest income	(0.2)	(0.1)
EBITDA	208.7	197.4
Less:
Cash paid for interest, net of capitalized interest	47.3	55.0
Maintenance capital expenditures	7.5	19.7
Other (1)	0.1	0.1
Add:
Cash received for settlements (2)	—	0.4
Proceeds from sale of operating assets	1.0	1.7
Net gain on disposal of operating assets	—	(3.6)
Asset impairment	0.1	4.2
Distributable Cash Flow	$154.9	$125.3

(1)	Includes non-cash items such as the equity component of allowance for funds used during construction.

(2)	Represents proceeds received related to insurance recoveries associated with a fire at a compressor station near Carthage, Texas. The proceeds were excluded if recognized in earnings.
About Boardwalk
Boardwalk Pipeline Partners, LP (NYSE: BWP) is a midstream master limited partnership that provides transportation, storage, gathering and processing of natural gas and liquids for its customers. Boardwalk and its subsidiaries own and operate approximately 14,410 miles of natural gas and liquids pipelines and underground storage caverns with an aggregate working gas capacity of approximately 201 billion cubic feet and liquids capacity of approximately 18 million barrels. Boardwalk is a subsidiary of Loews Corporation (NYSE: L), which holds 55% of Boardwalk's equity, excluding incentive distribution rights. Additional information about the Partnership can be found on its website at www.bwpmlp.com.

BOARDWALK PIPELINE PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per unit amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2013	2012
Operating Revenues:
Transportation	$284.1	$287.5
Parking and lending	7.9	4.0
Storage	28.1	19.8
Other	8.4	1.6
Total operating revenues	328.5	312.9

Operating Costs and Expenses:
Fuel and transportation	22.7	18.7
Operation and maintenance	40.2	37.6
Administrative and general	31.4	34.2
Depreciation and amortization	66.8	63.7
Asset impairment	0.1	4.2
Net gain on sale of operating assets	—	(3.6)
Taxes other than income taxes	25.6	24.5
Total operating costs and expenses	186.8	179.3

Operating income	141.7	133.6

Other Deductions (Income):
Interest expense	40.5	39.0
Interest expense - affiliates	—	2.0
Interest income	(0.2)	(0.1)
Miscellaneous other income, net	(0.2)	(0.1)
Total other deductions	40.1	40.8

Income before income taxes	101.6	92.8

Income taxes	0.2	0.2

Net Income	$101.4	$92.6

Net Income per Unit:
Basic and diluted net income per unit:
Common units	$0.42	$0.43
Class B units	$0.19	$0.19
Cash distribution declared and paid to common units	$0.5325	$0.53
Cash distribution declared and paid to class B units	$0.30	$0.30
Weighted-average number of units outstanding:
Common units	207.7	182.7
Class B units	22.9	22.9

BOARDWALK PIPELINE PARTNERS, LP
NET INCOME PER UNIT RECONCILIATION
(Unaudited)

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing net income per unit for the three months ended March 31, 2013, (in millions, except per unit data):

	Total	Common Units	Class B Units	General Partner and IDRs
Net income	$101.4
Declared distribution	$128.2	$110.6	$6.9	$10.7
Assumed allocation of undistributed net loss	(26.8)	(23.7)	(2.6)	(0.5)
Assumed allocation of net income attributable to limited partner unitholders and general partner	$101.4	$86.9	$4.3	$10.2
Weighted-average units outstanding		207.7	22.9
Net income per unit		$0.42	$0.19

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing net income per unit for the three months ended March 31, 2012, (in millions, except per unit data):

	Total	Common Units	Class B Units	General Partner and IDRs
Net income	$92.6
Less: Net income attributable to predecessor equity	0.2
Net income attributable to limited partner unitholders and general partner	92.4
Declared distribution	114.9	$98.5	$6.8	$9.6
Assumed allocation of undistributed net loss	(22.5)	(19.6)	(2.4)	(0.5)
Assumed allocation of net income attributable to limited partner unitholders and general partner	$92.4	$78.9	$4.4	$9.1
Weighted-average units outstanding		182.7	22.9
Net income per unit		$0.43	$0.19

SOURCE:    Boardwalk Pipeline Partners, LP

Contact:    Boardwalk Pipeline Partners, LP
Molly Ladd Whitaker, 866-913-2122
Director of Investor Relations and Corporate Communications
Or
Jamie Buskill, 713-479-8082
Senior VP, Chief Financial and Administrative Officer and Treasurer